Exhibit 5.1

Baker & McKenzie LLP
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Washington, DC
September 22, 2010
Weatherford International Ltd.
(a Swiss joint-stock corporation)
Weatherford International Ltd.
(a Bermuda exempted company)
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027-3415
Ladies and Gentlemen:
     We have acted as securities counsel for Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), and Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware,” and together with Weatherford Bermuda and Weatherford Switzerland, the “Companies”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (Registration Nos. 333-169400, 333-169400-01 and 333-169400-02) (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto, dated September 16, 2010, relating to the offering and sale of Weatherford Bermuda’s 5.125% Senior Notes due 2020 (the “2020 Notes”) and Weatherford Bermuda’s 6.750% % Senior Notes due 2040 (the “2040 Notes” and, together with the 2020 Notes, the “Notes”), fully and unconditionally guaranteed by Weatherford Switzerland and Weatherford Delaware, as guarantors, pursuant to guarantees under the Notes (collectively, the “Guarantees”). The Notes will be issued under the Indenture, dated October 1, 2003, as supplemented by the Third Supplemental Indenture, dated February 26, 2009, among the Companies and Deutsche Bank Trust Company Americas, trustee (the “Trustee”) (the “Base Indenture”), as further supplemented by a Fourth Supplemental Indenture to the Base Indenture, including the form of the Notes included therein (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). On September 16, 2010 Weatherford Bermuda, Weatherford Delaware and Weatherford Switzerland entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, providing for the issuance and sale by Weatherford Bermuda to the underwriters of the Notes, all to be fully and unconditionally guaranteed by Weatherford Switzerland and Weatherford Delaware, as guarantors, pursuant to the Guarantees.
     We have reviewed the originals, or photostatic or certified copies, of (i) the certificate of incorporation and by-laws of Weatherford Delaware, as amended to the date hereof, (ii) resolutions adopted by the board of directors of Weatherford Delaware, (iii) the
Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Indenture, (iv) the Notes, (v) the Guarantees, (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, (vii) the Registration Statement (including the base prospectus dated September 16, 2010 which forms a part of the Registration Statement), (viii) the preliminary prospectus supplement, dated September 16, 2010, (ix) the free writing prospectus dated September 16, 2010, relating to the offering of the Notes, in the form filed with the SEC, (x) the prospectus supplement, dated September 16, 2010, and (xi) such records of the Companies, certificates of officers of the Companies and public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.
     In rendering the opinions set forth below, we have also assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Companies) any document reviewed by us had authority to sign in such capacity, (iv) each of the Indenture, the Notes, the Guarantees and the Underwriting Agreement has been duly authorized, executed and delivered by the parties thereto (other than Weatherford Delaware) in substantially the form reviewed by us and (except with respect to the Companies, to the extent covered in our opinions below) represents a legal, valid and binding obligation of such parties (other than the Companies), and (v) each of the Indenture, the Notes, the Guarantees and the Underwriting Agreement do not violate the laws of Bermuda or Switzerland.
     Based upon and subject to the foregoing, we are of the opinion that, when the Fourth Supplemental Indenture has been executed and delivered and when the Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and duly purchased and paid for in accordance with the terms of the Underwriting Agreement, the Notes and the Guarantees will be binding obligations of Weatherford Bermuda, Weatherford Switzerland and Weatherford Delaware, respectively.
     The foregoing opinion is qualified to the extent that the enforceability of any document, instrument, Note or Guarantee may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, receivership, reorganization, liquidation, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture, the Notes or the Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including all relevant provisions of the Delaware Constitution) and the federal laws of the United States of America and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. We are not admitted or qualified to practice law in Bermuda or Switzerland. We note that you have obtained the opinions of Conyers Dill & Pearman Limited and Baker & McKenzie Geneva, filed as exhibits incorporated by reference to the Registration Statement, with respect to matters governed by the laws of Bermuda and Switzerland.
     This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the filing of our opinion as herein set forth as an exhibit incorporated by reference to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus and any prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours, /s/ Baker & McKenzie LLP BAKER & McKENZIE LLP